Exhibit 10(s)

MATERIAL SCIENCES CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

UNDER 1992 OMNIBUS STOCK AWARDS PLAN FOR KEY EMPLOYEES

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is dated as of                      (the “Grant Date”) between Material Sciences Corporation, a Delaware corporation (the “Company”), and CLIFFORD D. NASTAS (“Employee”) and is entered into pursuant to the 1992 Omnibus Stock Awards Plan for Key Employees, as in effect on the date hereof (the “Plan”), in order to effectuate the February 22, 2007 performance-based award of Restricted Shares (as defined below) to Employee with respect to          fiscal year performance of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in Section 15.

1. Grant of Restricted Shares. Subject to the terms, conditions and restrictions set forth in the Plan and this Agreement, the Company hereby grants to Employee, pursuant to the Plan, ten thousand (10,000) shares (as such number of shares may be adjusted pursuant to the terms of this Agreement, “Restricted Shares”) of the Company’s common stock, $.02 par value (the “Common Stock”).

2. The Restricted Shares.

(a) Employee shall not be required to pay for the Restricted Shares, except to the extent set forth in Section 5 hereof. The Company agrees to pay any original issue or transfer taxes incurred as a result of the award of the Restricted Shares.

(b) Except as otherwise provided herein, Employee shall have all of the rights of a shareowner with respect to the Restricted Shares (including the right to vote the Restricted Shares and the right to receive dividends with respect to the Restricted Shares), provided, however, that the Company will retain custody of all dividends and other distributions (“Retained Distributions”), if any, made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, at which time the Retained Distributions will be paid to Employee. Retained Distributions shall not bear interest or be segregated in separate accounts. Upon Termination of Employment, Employee shall forfeit any Retained Distributions on any Restricted Shares in which Employee is not vested in accordance with Section 3 and such Retained Distributions shall be returned to the Company.

(c) All certificates representing the Restricted Shares shall have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF                     , BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY

TRANSFER OR PURPORTED TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTED STOCK AWARD AGREEMENT SHALL BE NULL AND VOID.”

(d) The Restrictions (as defined herein) on Employee’s Restricted Shares shall lapse on the date on which Employee becomes vested in all or a portion of the Restricted Shares pursuant to Section 3 of this Agreement; provided, however, that if Employee is subject to Share Retention Guidelines (as defined herein), the Restrictions shall not lapse until Employee both has become vested in the Restricted Shares and one of the following events has occurred:

(i) Employee has satisfied the Share Retention Guidelines; or

(ii) Employee has a Termination of Employment (as defined herein).

The Committee (as defined herein) shall have the discretion to determine whether the Restrictions have lapsed. Any such determination shall be final and binding on the Company and Employee and shall not be subject to contest or challenge.

(e) After the Restrictions have lapsed, Employee may request the removal of the above described legend from certificates representing any Restricted Shares with respect to which the Restrictions have lapsed. Each certificate for Restricted Shares shall be registered in the name of Employee and deposited, together with a stock power endorsed in blank by Employee, with the Company.

3. Vesting.

(a) Employee shall vest one hundred percent (100%) of the Restricted Shares on             , provided that Employee remains continuously in Employment by the Company through such date.

(b) Notwithstanding Section 3(a) hereof, but subject to the provisions of Section 3(b)(vi) hereof,

(i) Employee shall become fully (100%) vested in all of the Restricted Shares on the date of Employee’s death or Disability;

(ii) Employee shall be fully (100%) vested in all of the Restricted Shares on the effective date of Employee’s Retirement;

(iii) Employee shall be fully (100%) vested in all of the Restricted Shares on the day immediately prior to the date of such Change in Control;

(iv) In the event that Employee’s Termination of Employment is other than due to death, Disability, Resignation, Retirement, or Cause, Employee shall be fully (100%) vested in all of the Restricted Shares on the effective date of Employee’s Termination of Employment;

(v) In the event that the Affiliate which is the employer of Employee is sold, otherwise disposed of or ceases to be an Affiliate, or in the event of the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the division or business unit with respect to which Employee is employed, the Committee may, in its sole discretion, provide that Employee will become fully (100%) vested in all of the Restricted Shares upon the consummation of such transaction; and

(vi) Notwithstanding the vesting provisions of this Section 3, in the event of Employee’s Resignation (as defined herein) or Termination of Employment for Cause (as defined herein), Employee’s rights to receive any unvested Restricted Shares shall remain unvested, and concurrent with the effective date of such Resignation or Termination of Employment, Employee shall forfeit all of the Restricted Shares. On such date, all such Restricted Shares shall be transferred to the Company without consideration.

4. Transferability.

(a) Except as otherwise provided herein, Employee may not sell, transfer, assign, pledge or otherwise encumber (any such disposition or encumbrance being referred to herein as a “Transfer”) any of the Restricted Shares or the rights granted to Employee hereunder. Any Transfer or purported Transfer by Employee of any of the Restricted Shares or any of the rights granted to Employee hereunder except in accordance herewith shall be null and void for all purposes and respects.

(b) The Restricted Shares shall not be subject to execution, attachment or other process and no person shall be entitled to exercise any rights of Employee as the holder of such Restricted Shares by virtue of any attempted execution, attachment or other process until the Restrictions lapse as provided in this Agreement.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Restricted Shares may be transferred (i) by law or pursuant to the laws of descent and distribution and (ii) by Employee to a “family member” of such Employee by gift or by domestic relations order. For purposes of this Section, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Employee’s household (other than as a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or Employee) control the management of assets, and any other entity in which these persons (or Employee) own more than fifty percent of the voting interests. In the case of any transfer pursuant to this Section 4, this Agreement shall be interpreted such that the term “Employee” shall mean the transferring Employee and his or her family members that have received a transfer of Restricted Shares, it being agreed that all of the obligations of Employee hereunder shall be allocated as appropriate between the transferring Employee and his or her family members that have received a transfer of Restricted Shares.

5. Taxes.

(a) As a condition precedent to the receipt of any Restricted Shares hereunder, Employee agrees to pay to the Company at such times as the Company shall determine such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that Employee recognizes as a result of the vesting in the Restricted Shares or as a result of Employee’s timely filing of an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Restricted Shares. Employee’s obligation under this Section shall remain with Employee notwithstanding any Transfer of Restricted Shares to a family member. The Committee shall have the power to withhold, or require Employee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any Restricted Shares and/or any amount payable hereunder, and the Committee may defer such payment or issuance unless indemnified to its satisfaction.

(b) In the event that Employee does not timely file an election pursuant to Section 83(b) of the Code, Employee may elect to pay such amounts referred to in the preceding Section to the Company in Restricted Shares, in which case the number of Restricted Shares held by Employee under this Agreement shall be reduced by the number of Restricted Shares (rounded to the nearest whole share) having an aggregate value equal to such amounts to be withheld. For purposes of this Section, the value of a share of Common Stock shall be equal to the Fair Market Value (as defined herein) of the Common Stock on the date Employee’s rights to the Restricted Shares is vested, or if such a date is not a trading day on such exchange, the trading day immediately preceding such date. Any election described in this clause (b) must be made by Employee prior to the date on which the relevant tax obligation arises.

6. Registration. The Company’s obligation to deliver Restricted Shares hereunder is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the shares of Common Stock subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares hereunder, such delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

7. Employment Relationship. In no event shall the granting of the Restricted Shares or the other provisions hereof or the acceptance of the Restricted Shares by Employee interfere with or limit in any way the right of the Company to terminate Employee’s employment at any time, nor confer upon Employee any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation.

8. Descriptive Headings; Interpretation of Agreement. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. This Agreement is intended to be consistent with the Plan, and it shall be interpreted consistently with that intent. Any questions which arise in connection with the interpretation or performance of this grant shall be resolved by the Committee in its sole and absolute discretion.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Employee or Transfer of Restricted Shares in accordance herewith, acquire any rights hereunder.

10. Further Assurances. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given when personally delivered or five (5) business days after deposit in the United States Post Office, by certified mail with postage and fees prepaid, return receipt requested. Notices shall be addressed, in the case of Employee, to the address set forth below his or her signature on the signature page hereto and in the case of the Company, to it at its principal executive office, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

13. Governing Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its shareowners. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws (and not the laws of conflicts) of the State of Illinois.

14. Termination. This award shall be null and void unless Employee shall accept the same below and return this executed stock award agreement to the Secretary of the Company at its office in Elk Grove Village, Illinois, within thirty (30) days of the date this executed stock award agreement is delivered to Employee.

15. Certain Definitions. As used herein, the following terms have the following meanings:

(a) “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.

(b) “Agreement” has the meaning set forth in the preamble hereof.

(c) “Cause” with respect to the termination of Employee’s Employment by the Company, means one or more of the following: (i) Employee’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) Employee’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iii) repeated failure by Employee to perform duties as reasonably directed by the Company officer or other employee to whom Employee primarily reports (or, with respect to the Chief Executive

Officer, the Board), (iv) any willful act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (vi) if Employee is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) reasonable satisfaction within fifteen (15) days after written notice thereof to Employee.

(d) “Change in Control” means the occurrence of any of the following events:

(i) the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or

(ii) the consummation of any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding stock of the transferee entity, immediately after the Transfer Transaction, or (c) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding stock of such Person immediately after such consolidation or merger).

(e) “Code” has the meaning set forth is Section 5(a) hereof.

(f) “Committee” means the Company’s Compensation, Organization and Corporate Governance Committee or other committee authorized by the Company’s Board of Directors to administer the Plan.

(g) “Common Stock” has the meaning set forth in Section 1 hereof.

(h) “Company” has the meaning set forth in the preamble hereof.

(i) “Disability” means a mental or physical illness that entitles Employee to receive benefits under the long-term disability plan of the Company, or if there is no such plan or Employee is not covered by such a plan or Employee is not an employee of the Company, a mental or physical illness that renders Employee totally and permanently incapable of performing Employee’s duties for the Company, as determined by the Committee. The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

(j) “Employee” has the meaning set forth in the preamble hereof.

(k) “Employment by the Company” shall mean continuous employment by the Company or an Affiliate. For purposes of determining whether Employee has been continuously employed, any leave of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Committee shall not be deemed to be an interruption of continuous service.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(m) “Fair Market Value” means the last reported closing price of Common Stock on the principal securities exchange on which shares of the Common Stock are then listed.

(n) “Grant Date” has the meaning set forth in the preamble hereof.

(o) “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

(p) “Plan” has the meaning set forth in the preamble hereof.

(q) “Resignation” means a Termination of Employment by Employee, other than by reason of death, Disability or Retirement.

(r) “Restricted Shares” has the meaning set forth in Section 1 hereof.

(s) “Restrictions” means the restrictions on the Transfer, attachment, garnishment or other process with respect to the Restricted Shares that are described in Paragraph 4 of this Agreement.

(t) “Retained Distributions” has the meaning set forth in Section 2(b) hereof.

(u) “Retirement” means Employee’s voluntary termination of Employee’s Employment by the Company after Employee has attained his or her full Social Security retirement age (i.e. the age at which the Participant may received unreduced Social Security benefits), other than a termination by the Company or an Affiliate for Cause.

(v) “Share Retention Guidelines” means such guidelines adopted by the Committee regarding equity ownership by Employees as are in effect from time to time. The Share Retention Guidelines in effect on the Grant Date are attached hereto as Exhibit A.

(w) “Termination of Employment” means Employee ceasing to be in continuous Employment by the Company for any reason whatsoever, including without limitation, Employee’s death, Disability or discharge.

(x) “Transfer” has the meaning set forth in Section 4(a) hereof.

MATERIAL SCIENCES CORPORATION

By:
Name: James D. Pawlak

Title:	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

Accepted this      day of

Clifford D. Nastas

Employee

Address:	225 North Clay Street Hinsdale, IL 60521

Exhibit A

Share Retention Guidelines

Set out below are the share retention guidelines for officers and employees of Material Sciences Corporation. These guidelines may be amended or terminated, in whole or in part, at any time by the Compensation, Organization and Corporate Governance Committee or any successor committee thereto:

Chief Executive Officer: Five (5) times base salary

Other Officers: Two (2) times base salary

All other employees: None

Compliance Dates:

An individual who was a Company officer prior to or on June 1, 2006 shall be required to comply with the share retention guidelines as follows:

May 31, 2007 – 20 percent

May 31, 2008 – 40 percent

May 31, 2009 – 60 percent

May 31, 2010 – 80 percent

May 31, 2011 – 100 percent